UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant 

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule §240.14a-12

NV5 HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 25, 2014

Dear Stockholder:

You are cordially invited to attend this year’s annual meeting of stockholders of NV5 Holdings, Inc., a Delaware corporation, on Saturday, June 7, 2014 at 8:00 a.m., local time. The meeting will be held at THEhotel at Mandalay Bay, located at 3950 Las Vegas Blvd. South, Las Vegas, Nevada 89119.

We are pleased to take advantage of the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials primarily over the Internet. We believe that it will expedite stockholders’ receipt of proxy materials and lower the costs and reduce the environmental impact of distributing proxy materials for our annual meeting. On April 25, 2014, we mailed to our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials, including our 2014 Proxy Statement and Annual Report to Stockholders for the fiscal year ended December 31, 2013 (the “2013 Annual Report”), over the Internet. The Notice also includes instructions on how you can receive a paper copy of the proxy materials by mail. If you receive your annual meeting materials by mail, the Notice of 2014 Annual Meeting of Stockholders, 2014 Proxy Statement, 2013 Annual Report and proxy card will be enclosed. If you receive your proxy materials via e-mail, the e-mail will contain voting instructions and links to the 2013 Annual Report and 2014 Proxy Statement on the Internet, both of which are available at www.cfpproxy.com/7725.

The matters to be acted upon are described in the Notice of 2014 Annual Meeting of Stockholders and 2014 Proxy Statement. Following the formal business of the meeting, we will report on our operations and respond to questions from stockholders.

Whether or not you plan to attend this year’s annual meeting, your vote is very important and we encourage you to vote promptly. After reading the 2014 Proxy Statement, please promptly mark, sign and date the enclosed proxy card and return it by following the instructions on the proxy card or voting instruction card. If you attend the annual meeting, you will, of course, have the right to revoke the proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares.

We look forward to seeing you at the annual meeting.

Sincerely,

Dickerson Wright

Chief Executive Officer and President

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	8:00 a.m., local time, on Saturday, June 7, 2014

Place:	THEhotel at Mandalay Bay, located at 3950 Las Vegas Blvd. South, Las Vegas, Nevada 89119

Items of Business:	(1) To elect five Directors to hold office until the next annual meeting and until their respective successors are elected and qualified.

(2) To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2014.

(3) To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Adjournments and Postponements:

Any action on the items of business described above may be considered at the 2014 annual meeting of stockholders (the “2014 Annual Meeting”) at the time and on the date specified above or at any time and date to which the 2014 Annual Meeting may be properly adjourned or postponed.

Record Date:	You are entitled to vote at the 2014 Annual Meeting and any adjournments or postponements thereof if you were a stockholder at the close of business on Thursday, April 17, 2014 (the “Record Date”).

Meeting Admission:

You are entitled to attend the 2014 Annual Meeting only if you were a stockholder of NV5 Holdings, Inc. as of the close of business on the Record Date or hold a valid proxy to vote at the 2014 Annual Meeting. Since seating is limited, admission to the 2014 Annual Meeting will be on a first-come, first served basis. You should be prepared to present photo identification for admittance.

Voting:

Your vote is very important. Whether or not you plan to attend the 2014 Annual Meeting, we encourage you to read the 2014 Proxy Statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the enclosed proxy card.

List of Stockholders:

For ten days prior to the 2014 Annual Meeting, a complete list of stockholders entitled to vote at such meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 200 South Park Road, Suite 350, Hollywood, Florida 33021.

Recommendation of the Board of Directors:	The Board of Directors of NV5 Holdings, Inc. recommends a vote “FOR” Items 1 and 2 above.

By order of the Board of Directors,

MaryJo O’Brien

Corporate Secretary

April 25, 2014

IMPORTANT: Please mark, date and sign the enclosed proxy card and promptly return it in the accompanying postage-paid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SATURDAY, JUNE 7, 2014: Our 2014 Proxy Statement is enclosed. Financial and other information concerning NV5 Holdings, Inc. is contained in our Annual Report to Stockholders for the fiscal year ended December 31, 2013 (“2013 Annual Report”). A complete set of proxy materials relating to our 2014 Annual Meeting, consisting of the Notice of 2014 Annual Meeting of Stockholders, 2014 Proxy Statement, proxy card and 2013 Annual Report, is available on the Internet and may be viewed at www.cfpproxy.com/7725.

i

 ii

200 South Park Road, Suite 350

Hollywood, Florida 33021

PROXY STATEMENT

questions and answers about the proxy materials and the 2014 Annual Meeting

Proxy Materials

Why am I receiving these materials?

The Board of Directors (the “Board”) of NV5 Holdings, Inc. (the “Company”) has made these proxy materials available to you on the Internet, or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the solicitation of proxies for use at the Company’s 2014 annual meeting of stockholders (the “2014 Annual Meeting”), which will take place on Saturday, June 7, 2014 at 8:00 a.m., local time, at THEhotel at Mandalay Bay, located at 3950 Las Vegas Blvd. South, Las Vegas, Nevada 89119. As a stockholder, you are invited to attend the 2014 Annual Meeting and are requested to vote on the proposals described in this 2014 Proxy Statement (the “2014 Proxy Statement”). This 2014 Proxy Statement includes information that we are required to provide to you under Securities and Exchange Commission (“SEC”) rules and that is designed to assist you in voting your shares.

What is included in these materials?

The proxy materials include:

●	our 2014 Proxy Statement for the 2014 Annual Meeting;

●	our annual report to stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “2013 Annual Report”); and

●	the proxy card or a voting instruction card for the 2014 Annual Meeting.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

In accordance with rules adopted by the SEC, we may furnish proxy materials, including this 2014 Proxy Statement and our 2013 Annual Report, to our stockholders by providing access to such documents over the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”), which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice of Internet Availability.

How can I access the proxy materials over the Internet?

The Notice of Internet Availability, proxy card or voting instructions card will contain instructions on how to:

●	access and view our proxy materials for the 2014 Annual Meeting over the Internet; and

●	and how to vote your shares.

If you choose to receive our future proxy materials electronically, it will save us the cost of printing and mailing documents to you and will reduce the impact of printing and mailing these materials on the environment. If you choose to receive future proxy materials electronically, you will receive an e-mail next year with instructions containing a link to the website where those materials are available. Your election to receive proxy materials electronically will remain in effect until you terminate it.

How may I obtain a paper copy of the proxy materials?

Stockholders receiving a Notice of Internet Availability will find instructions in that notice about how to obtain a paper copy of the proxy materials. Stockholders receiving a Notice of Internet Availability by e-mail will find instructions in that e-mail about how to obtain a paper copy of the proxy materials. Stockholders who have previously submitted a standing request to receive paper copies of our proxy materials will receive a paper copy of the proxy materials by mail.

What shares are included on the proxy card?

If you are a stockholder of record, you will receive only one proxy card for all the shares you hold of record:

●	in certificate form; and

●	in book-entry form.

If you are a beneficial owner, you will receive voting instructions from your broker, bank or other holder of record.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Notice of 2014 Annual Meeting of Stockholders, 2014 Proxy Statement and 2013 Annual Report, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of 2014 Annual Meeting of Stockholders, 2014 Proxy Statement and 2013 Annual Report, or if you hold stock of the Company in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact the Corporate Secretary of the Company by sending a written request to NV5 Holdings, Inc., Corporate Secretary, 200 South Park Road, Suite 350, Hollywood, Florida 33021, or by calling (954) 495-2112.

If you participate in householding and wish to receive, free of charge, a separate copy of the Notice of 2014 Annual Meeting of Stockholders, 2014 Proxy Statement and 2013 Annual Report, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact the Corporate Secretary of the Company as set forth above.

If you are a beneficial owner, you can request information about householding from your broker, bank or other holder of record.

Voting Information

What items of business will be voted on at the 2014 Annual Meeting?

The items of business scheduled to be voted on at the 2014 Annual Meeting are:

(1)	To elect five Directors to hold office until the next annual meeting and until their respective successors are elected and qualified.

(2)	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2014.

(3)	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

We will also consider any other business that properly comes before the 2014 Annual Meeting.

How does the Board recommend that I vote?

The Board unanimously recommends that you vote your shares:

●	“FOR” the election of each of the nominees for Director listed in Proposal No. 1.

●	“FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2014.

Who is entitled to vote at the 2014 Annual Meeting?

Only stockholders of record at the close of business on Thursday, April 17, 2014 (the “Record Date”) will be entitled to vote at the 2014 Annual Meeting. As of the Record Date, 5,683,651 shares of the Company’s common stock were outstanding and entitled to vote. Each share of our common stock outstanding on the Record Date is entitled to one vote on each of the five Director nominees and one vote on each other matter.

Is there a list of stockholders entitled to vote at the Annual Meeting?

The names of stockholders of record entitled to vote at the 2014 Annual Meeting will be available at the 2014 Annual Meeting and for ten days prior to the 2014 Annual Meeting for any purpose germane to the 2014 Annual Meeting, between the hours of 9:00 a.m. and 4:30 p.m., at our principal executive offices at 200 South Park Road, Suite 350, Hollywood, Florida 33021, by contacting the Corporate Secretary of the Company.

How can I vote if I own shares directly?

Most stockholders do not own shares registered directly in their name, but rather are “beneficial holders” of shares held in a stock brokerage account or by a bank or other nominee (that is, shares held “in street name”). Those stockholders should refer to “How can I vote if my shares are held in a stock brokerage account, or by a bank or other nominee?” below for instructions regarding how to vote their shares.

If, however, your shares are registered directly in your name with our transfer agent, Registrar and Transfer Company, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you. You may vote in the following ways:

●

By Mail: Votes may be cast by mail, as long as the proxy card or voting instruction card is delivered in accordance with its instructions prior to 11:59 p.m., Eastern Standard Time, on Friday, June 6, 2014. Stockholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies by completing, signing and dating their proxy card or voting instruction card and mailing it in the accompanying pre-addressed envelope.

●	In Person: Attend the 2014 Annual Meeting and vote your shares in person.

Whichever of these methods you select to transmit your instructions, the proxy holders will vote your shares in accordance with those instructions.

If you vote by mail without giving specific voting instructions, your shares will be voted:

●	“FOR” Proposal No. 1 — Election of the five Director nominees named herein to the Board of Directors.

●	“FOR” Proposal No. 2 — Ratification of the appointment of our independent registered public accounting firm.

If no specific instructions are given, the shares will be voted in accordance with the recommendation of our Board and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting.

How can I vote if my shares are held in a stock brokerage account, or by a bank or other nominee?

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name,” and your broker or nominee is considered the “stockholder of record” with respect to those shares. Your broker or nominee should be forwarding these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote, and you are also invited to attend the 2014 Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the 2014 Annual Meeting. If a broker, bank or other nominee holds your shares, you will receive instructions from them that you must follow in order to have your shares voted.

What is a quorum for the Annual Meeting?

The presence of the holders of stock representing a majority of the voting power of all shares of stock issued and outstanding as of the Record Date, represented in person or by proxy, is necessary to constitute a quorum for the transaction of business at the 2014 Annual Meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker) or if you vote in person at the 2014 Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining a quorum.

What is the voting requirement to approve each of the proposals?

Proposal	Vote Required	Broker Discretionary Voting Allowed
No. 1 — Election of Directors	Director nominees receiving the highest number of “FOR” votes	No
No. 2 — Ratification of Appointment of Grant Thornton LLP	Majority vote of shares present and entitled to vote in person or by proxy	Yes

For the election of Directors, the five Director nominees who receive the highest number of “FOR” votes will be elected as Directors. You may vote “FOR” or “WITHHOLD” with respect to each Director nominee. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld and will have the same effect as an abstention. With respect to the ratification of the appointment Grant Thornton LLP, approval of the proposal requires the affirmative vote of a majority of the shares present and entitled to vote either in person or by proxy.

What is the effect of abstentions and broker non-votes?

Shares not present at the meeting and shares voted “WITHHOLD” will have no effect on the election of Directors. For the ratification of the appointment of Grant Thornton LLP, abstentions will have the same effect as an “AGAINST” vote. If you are a beneficial owner and hold your shares in “street name” in an account at a bank or brokerage firm, it is critical that you cast your vote if you want it to count in the election of Directors. Under the rules governing banks and brokers who submit a proxy card with respect to shares held in “street name,” such banks and brokers have the discretion to vote on routine matters, but not on non-routine matters. Routine matters include the ratification of auditors. Non-routine matters include the election of Directors. Banks and brokers may not vote on the election of Directors proposal if you do not provide specific voting instructions. Accordingly, we encourage you to vote promptly, even if you plan to attend the 2014 Annual Meeting. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

Can I change my vote or revoke my proxy?

Subject to any rules and deadlines your broker, trustee or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the 2014 Annual Meeting.

If you are a stockholder of record, you may change your vote by (1) delivering to the Company’s Corporate Secretary, prior to your shares being voted at the 2014 Annual Meeting, a written notice of revocation dated later than the prior proxy card relating to the same shares, (2) delivering a valid, later-dated proxy in a timely manner, or (3) attending the 2014 Annual Meeting and voting in person (although attendance at the 2014 Annual Meeting will not, by itself, revoke a proxy).

If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, trustee or other nominee or (2) if you have obtained a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares, by attending the 2014 Annual Meeting and voting in person.

Any written notice of revocation or subsequent proxy card must be received by the Company’s Corporate Secretary prior to the taking of the vote at the 2014 Annual Meeting.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to the Company’s Corporate Secretary.

Who will count the votes?

Our Corporate Secretary and Chief Financial Officer will tabulate the votes and act as inspectors of election.

Where can I find the voting results of the 2014 Annual Meeting?

We intend to announce preliminary voting results at the 2014 Annual Meeting and publish final results in a Current Report on Form 8-K report to be filed with the SEC within four business days of the 2014 Annual Meeting.

Attending the 2014 Annual Meeting

How can I attend the 2014 Annual Meeting?

You are entitled to attend the 2014 Annual Meeting only if you were a stockholder of the Company as of the Record Date. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you must also provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to the Records Date, a copy of the voting instruction card provided by your broker, bank, trustee or nominee, or other similar evidence of ownership.

If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the 2014 Annual Meeting. For security reasons, you and your bags may be subject to search prior to your admittance to the meeting.

What happens if additional matters are presented at the 2014 Annual Meeting?

If any other matters are properly presented for consideration at the 2014 Annual Meeting, including, among other things, consideration of a motion to adjourn the 2014 Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the 2014 Annual Meeting.

Who will bear the cost of soliciting votes for the 2014 Annual Meeting?

The Company will bear the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you access the proxy materials over the Internet, you are responsible for Internet access charges you may incur. In addition, we will request banks, brokers and other intermediaries holding shares of our common stock beneficially owned by others to obtain proxies from the beneficial owners and will reimburse them for their reasonable expenses in so doing. Solicitation of proxies by mail may be supplemented by telephone, by electronic communications and personal solicitation by our officers, Directors and employees. No additional compensation will be paid to our officers, Directors or employees for such solicitation.

EXPLANATORY NOTE

We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and therefore are permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company and a smaller reporting company, we provide in this 2014 Proxy Statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 and rules of the SEC, including the scaled executive compensation disclosure. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our Named Executive Officers (as defined herein) or the frequency with which such votes must be conducted. We will remain an emerging growth company until the earliest of (1) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more, (2) December 31, 2018, (3) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years, or (4) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

corporate governance

Governance Information

Corporate Governance Philosophy

The business affairs of the Company are managed under the direction of our Chief Executive Officer and the oversight of our Board in accordance with the Delaware General Corporation Law, as implemented by the Company’s Amended and Restated Certificate of Incorporation and Bylaws. The fundamental role of the Board is to effectively govern the affairs of the Company in the best interests of the Company and our stockholders. The Board strives to ensure the success and continuity of our business through the selection of qualified management. It is also responsible for ensuring that the Company’s activities are conducted in a responsible and ethical manner. The Company is committed to having sound corporate governance principles.

Director Qualification Standards and Review of Director Nominees

The Nominating and Corporate Governance Committee (the “Governance Committee”) makes recommendations to the Board regarding the size and composition of the Board. The Governance Committee is responsible for screening and reviewing potential Director candidates and recommending qualified candidates to the Board for nomination. The Governance Committee considers recommendations of potential candidates from current Directors, management and stockholders. Stockholders’ nominees for Directors must be made in writing and include the nominee’s written consent to the nomination and sufficient background information on the candidate to enable the Governance Committee to assess his or her qualifications. Nominations from stockholders must be addressed and received in accordance with the instructions set forth under “Stockholder Proposals or Nominations to be Presented at Next Annual Meeting” later in this 2014 Proxy Statement in order to be included in the proxy statement relating to the next annual election of Directors.

Criteria for Board of Directors Membership

The Governance Committee is responsible for reviewing with the Board, from time to time, the appropriate skills and characteristics required of Board members in the context of the current size and composition of the Board. This assessment includes issues of diversity and numerous other factors, such as skills, background, experience and expected contributions in areas that are relevant to the Company’s activities. These factors, and any other qualifications considered useful by the Governance Committee, are reviewed in the context of an assessment of the perceived needs of the Board as a whole when the Governance Committee recommends candidates to the Board for nomination. As a result, the priorities and emphasis that the Governance Committee, and the Board, places on various selection criteria may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective members of the Board. Therefore, while focused on the achievement and the ability of potential candidates to make a positive contribution with respect to such factors, the Governance Committee has not established any specific minimum criteria or qualifications that a nominee must possess. In addition, the Governance Committee and the Board are committed to considering candidates for the Board regardless of gender, ethnicity and national origin. While the Company does not have a specific policy regarding diversity, when considering the nomination of Directors, the Governance Committee does consider the diversity of its Directors and nominees in terms of knowledge, experience, background, skills, expertise and other demographic factors. We believe that the considerations and the flexibility of our nomination process have created Board diversity of a type that is effective for our Company.

Director Independence

The Board has determined that, other than Mr. Dickerson Wright, who is our Chief Executive Officer and President, and Mr. Donald C. Alford, who is our Executive Vice President, each of the members of the Board is an “independent director” for purposes of the Nasdaq Listing Rules and Rule 10A-3(b)(1) under the Exchange Act of 1934, as amended (the “Exchange Act”), as the term applies to membership on the Board and the various committees of the Board. Nasdaq’s independence definition includes a series of objective tests, such as that the Director has not been an employee of the company within the past three years and has not engaged in various types of business dealings with the Company. In addition, as further required by Nasdaq rules, our Board has made an affirmative subjective determination as to each independent Director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. In making these determinations, the Board reviewed and discussed information provided by the Directors and us with regard to each Director’s business and personal activities as they may relate to the Company and the Company’s management. On an annual basis, each Director and executive officer is obligated to complete a Director and Officer Questionnaire that requires disclosure of any transactions with the Company in which the Director or executive officer, or any member of his or her family, have a direct or indirect material interest.

Based upon all of the elements of independence set forth in the Nasdaq Listing Rules, the Board has determined that each of the following non-employee Directors is independent and has no relationship with the Company, except as a Director and stockholder of the Company: Messrs. Jeffrey A. Liss, William D. Pruitt and Gerald J. Salontai.

Board of Directors Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership, and that given the dynamic and competitive environment in which we operate, the right Board leadership structure may vary as circumstances warrant. Our Corporate Governance Guidelines currently provide that the Board may choose to appoint a single person to a combined Chief Executive Officer and Chairman role or appoint a Chairman who does not also serve as Chief Executive Officer. Currently, our Chief Executive Officer also serves as Chairman and, as discussed below, our independent Directors also elect a Lead Independent Director. The Board believes this leadership structure is optimal for the Company at the current time, as it provides the Company with a Chief Executive Officer and Chairman with a long history of service in a variety of positions and who is, therefore, deeply familiar with the history and operations of the Company. The Board also believes that the current leadership structure provides independent oversight and management accountability through regular executive sessions of the independent Directors that are mandated by our Corporate Governance Guidelines and which are chaired by the Lead Independent Director, as well as through a Board composed of a majority of independent Directors.

Lead Independent Director

Mr. Jeffrey A. Liss has been elected by our independent Directors to serve as the Lead Independent Director, and he has served in such capacity since March 26, 2013, the effective date of our Registration Statement on Form S-1 filed in connection with our initial public offering. The Lead Independent Director is responsible for, among other things, presiding over periodic meetings of our independent Directors and overseeing the function of our Board and committees of the Board.

Executive Sessions

Our independent Directors meet periodically in executive session, without the presence of management, including the Chief Executive Officer, who is one of our two current Directors who are not independent. Generally, executive sessions are scheduled as a part of all regular Board meetings, and, in any event, such sessions are held not less than twice during each calendar year. Executive sessions are chaired by our Lead Independent Director. The Chairman of each executive session will report to the Chief Executive Officer, as appropriate, regarding relevant matters discussed in the executive session.

Board of Director’s Role in Risk Oversight

One of the key functions of our Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also has the responsibility to issue guidelines and policies to govern the process by which risk assessment and management is undertaken, monitor compliance with legal and regulatory requirements, and oversee the performance of our internal audit function. Our Governance Committee monitors the effectiveness of our Corporate Governance Guidelines, including whether they are successful in preventing illegal or improper liability creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking.

Board of Director’s Role in Succession Planning

As provided in our Corporate Governance Guidelines, the Board is responsible for planning for the succession of the position of Chief Executive Officer and other senior management positions. To assist the Board, the Chief Executive Officer shall report periodically to the Board on succession planning. The independent Directors shall consult with the Chief Executive Officer to (1) develop plans for interim succession of the Chief Executive Officer in the event that such officer should become unable to perform his or her duties and (2) assess the qualification of senior officers as potential successors to the Chief Executive Officer.

Stockholder Communications with Directors

Stockholders who wish to communicate with the Board or an individual Director may do so by sending written correspondence by mail, facsimile or email to: the Board or individual Director, c/o the Corporate Secretary of the Company at 200 South Park Road, Suite 350 Hollywood, FL 33021; Fax: (954) 495 2102; Email Address: MaryJo.OBrien@nv5.com. The mailing envelope, facsimile cover letter or email must contain a clear notation indicating that the enclosed correspondence is a “Stockholder Board Communication.” The Corporate Secretary has been authorized to screen such communications and handle differently any such communications that are abusive, in bad taste or that present safety or security concerns. All such communications must identify the author as a stockholder and clearly state whether the intended recipients are all or individual members of the Board. The Corporate Secretary will maintain a log of such communications and make copies of all such communications and circulate them to the full Board or the appropriate Directors.

Indemnification of Directors and Officers

As required by our Amended and Restated Certificate of Incorporation and Bylaws, we indemnify our Directors and officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to the Company. We also have entered into agreements with our Directors and officers that contractually obligate us to provide this indemnification.

Policies on Business Conduct and Ethics

All of our employees, including our Chief Executive Officer, Chief Financial Officer and controller, are required to abide by our Code of Business Conduct and Ethics to ensure that our business is conducted in a consistently legal and ethical manner. These policies form the foundation of a comprehensive process that includes compliance with corporate policies and procedures, an open relationship among colleagues that contributes to good business conduct, and a commitment to honesty, fair dealing and full compliance with all laws and regulations affecting the Company’s business. Our policies and procedures cover all major areas of professional conduct, including employment policies, conflicts of interest, intellectual property and the protection of confidential information, as well as strict adherence to laws and regulations applicable to the conduct of our business.

Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of our Code of Business Conduct and Ethics. As required by the Sarbanes-Oxley Act of 2002, our Audit Committee has procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The full text of our Code of Business Conduct and Ethics is posted on the “Investors — Corporate Governance” page of our website at www.nv5.com.

We will disclose any future amendments to, or waivers from, provisions of these ethics policies and standards on our website as promptly as practicable, as may be required under applicable SEC and Nasdaq rules and, to the extent required, by filing Current Reports on Form 8-K with the SEC disclosing such information.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines that address the composition of the Board, criteria for Board membership and other Board governance matters. These guidelines are available on our website at www.nv5.com on the “Investors — Corporate Governance” page.

Board and Committee Membership

Meetings of the Board of Directors and Committees

The Board held seven meetings during the fiscal year ended December 31, 2013. The Board has three standing committees: the Audit Committee, Compensation Committee and Governance Committee. During fiscal year 2013, each of our Directors attended at least 75% of the total number of meetings of the Board and at least 75% of the total number of meetings of the committees of the Board on which such Director served during that period. Mr. Jeffrey A. Liss, our Lead Independent Director, presided over all executive sessions of our Directors.

The table below provides membership and meeting information for each of the committees of the Board for fiscal year 2013.

Director	Audit Committee	Compensation Committee	Governance Committee
Dickerson Wright	—	—	—
Donald C. Alford (1)	—	—	—
Jeffrey A. Liss (1)(2)	X	X	Chairman
William D. Pruitt (1)	Chairman	X	X
Gerald J. Salontai (1)	X	Chairman	X

Total meetings during fiscal year 2013	Four	Two	None

(1)	Such Director became a member of the Board on March 26, 2013, the effective date of our Registration Statement on Form S-1 filed in connection with our initial public offering.
(2)	Lead Independent Director.

Audit Committee

The members of the Audit Committee are Messrs. William D. Pruitt (Chairman), Jeffrey A. Liss and Gerald J. Salontai. Each of the members of the Audit Committee is independent for purposes of the Nasdaq Listing Rules as they apply to Audit Committee members. The Board has determined that Mr. William D. Pruitt qualifies as an audit committee financial expert under the rules of the SEC. The functions of the Audit Committee include retaining our independent registered public accounting firm, reviewing its independence, reviewing and approving the planned scope of our annual audit, reviewing and approving any fee arrangements with our independent registered public accounting firm, overseeing its audit work, reviewing and pre-approving any non-audit services that may be performed by our independent registered public accounting firm, reviewing the adequacy of accounting and financial controls, reviewing our critical accounting policies and reviewing and approving any related party transactions. Additional information regarding the Audit Committee is set forth in the Report of the Audit Committee immediately following Proposal No. 2 of this 2014 Proxy Statement.

Compensation Committee

The members of the Compensation Committee are Messrs. Gerald J. Salontai (Chairman), Jeffrey A. Liss and William D. Pruitt. Each of the members of the Compensation Committee is independent for purposes of Rule 10A-3(b) of the Exchange Act and the Nasdaq Listing Rules. The Compensation Committee is responsible for the design and oversight of our compensation program and policies for our executive officers and non-employee Directors. The Compensation Committee seeks to ensure that the executive pay program reinforces the Company’s compensation philosophy and aligns with the interests of our stockholders. The Compensation Committee also reviews and approves all equity grants under the Company’s 2011 Equity Incentive Plan (as amended, the “2011 Equity Plan”) and periodically monitors any potential risks associated with the Company’s compensation program and policies.

In carrying out its oversight responsibilities, the Compensation Committee considers input from various sources, including executive management and external advisors. During fiscal year 2013 and in early 2014, the Compensation Committee retained Pearl Meyer & Partners (“PM&P”) as its independent advisor to assist in the review and design of the Company’s executive and non-employee Director compensation programs. PM&P reports directly to the Compensation Committee and does not provide any other services to the Company. The Compensation Committee considered and assessed all relevant factors, including, but not limited to, those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act, that could give rise to a potential conflict of interest with respect to PM&P’s work. Based on this review, we are not aware of any conflict of interest that has been raised by the work performed by PM&P.

Nominating and Corporate Governance Committee

The members of the Governance Committee are Messrs. Jeffrey A. Liss (Chairman), William D. Pruitt and Gerald J. Salontai. Each of the members of the Nominating and Corporate Governance Committee is independent for purposes of the Nasdaq Listing Rules. The Nominating and Corporate Governance Committee considers qualified candidates for appointment and nomination for election to the Board and makes recommendations concerning such candidates, develops corporate governance principles for recommendation to Board and oversees the regular evaluation of our Directors and management.

Committee Charters

Our Board has adopted a written charter for each of the Audit Committee, Compensation Committee and Governance Committee. Each charter is available on our website at www.nv5.com on the “Investors — Corporate Governance” page.

Director Attendance at Annual Meetings

We attempt to schedule our annual meeting of stockholders at a time and date to accommodate attendance by Directors taking into account the Directors’ schedules. All Directors are encouraged to attend the Company’s annual meeting of stockholders absent an unavoidable and irreconcilable conflict. The Company did not hold an annual meeting of stockholders in 2013. All of our Directors are expected to attend the 2014 Annual Meeting, except Mr. Salontai who has an irreconcilable conflict.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

We have a Board consisting of five Directors. There are five nominees for Director to be voted on at the 2014 Annual Meeting. All of the nominees are current Directors and have consented to serve as Directors. Each Director to be elected will hold office until the next annual meeting and until his respective successor is elected and qualified. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as we may designate. Should a nominee become unable to serve or should a vacancy on the Board occur before the 2014 Annual Meeting, the Board may either reduce its size or designate a substitute nominee. If a substitute nominee is named, your shares will be voted for the election of the substitute nominee designated by the Board. In the vote on the election of the Director nominees, stockholders may vote “FOR” nominees or “WITHHOLD” votes from nominees. The five Director nominees receiving the highest number of “FOR” votes will be elected as Directors. Votes that are withheld, abstentions and broker non-votes will have no effect on the outcome of the election.

The persons appointed by the Board as proxies intend to vote for the election of each of the below Director nominees, unless you indicate otherwise on the proxy or voting instruction card.

Set forth below is biographical and other information about the Director nominees. Following each nominee’s biographical information, we have provided information concerning the particular experience, qualifications, attributes and/or skills that led the Governance Committee and the Board to determine that each nominee should serve as a Director.

Our Board unanimously recommends that you vote “FOR” the nominees named below.

Director Nominees

Name	Age	Position	Director Since
Dickerson Wright	67	Chief Executive Officer, President and Chairman	September 2011
Donald C. Alford	70	Executive Vice President	March 2013
Jeffrey A. Liss	66	Director	March 2013
William D. Pruitt	73	Director	March 2013
Gerald J. Salontai	59	Director	March 2013

Dickerson Wright. Mr. Wright has served as our Chief Executive Officer, President and Chairman of the Board since the Company’s inception in September 2011. Prior to the Company’s inception, Mr. Wright founded NV5 Global, Inc. (formerly known as NV5, Inc.), a Delaware corporation and wholly owned subsidiary of ours, in December 2009 and has served as its Chief Executive Officer, President and Chairman of the Board since its inception in December 2009. Mr. Wright has over 35 years of uninterrupted experience in managing and developing engineering companies. From early 2008 through late 2009, Mr. Wright served as the Chief Executive Officer of Nova Group Services. Prior to joining Nova Group Services, Mr. Wright served as the Chief Executive Officer of Bureau Veritas, U.S. (“BV”), where he was responsible for developing BV’s U.S. operations through strategic acquisitions and follow-on growth. Before Mr. Wright joined BV, it had a minimal presence in the United States; by the time Mr. Wright left BV in late 2007, its U.S. operations employed 3,200 people in 67 offices and generated $280 million in revenue. Prior to BV, Mr. Wright founded U.S. Laboratories in 1993 and oversaw its growth to 1,000 employees and $80 million in revenue. Mr. Wright led U.S. Laboratories to a successful initial public officer in 1999 (NASDAQ: USLB), and, in 2001, U.S. Laboratories was named as the small cap growth stock of the year. Mr. Wright earned a Bachelor of Science degree in Engineering from Pacific Western University and is a board certified engineer in California and Wisconsin.

Our Board believes that Mr. Wright’s experience founding, managing and building engineering and consulting firms into national engineering platforms, including a publicly traded engineering and consulting firm, provides us with highly valuable industry specific business, leadership and management experience.

Donald C. Alford. Mr. Alford has served as a member of our Board since March 26, 2013. Mr. Alford has served as our Executive Vice President since September 2011 and as the Executive Vice President of NV5 Global, Inc. since February 2010 and is responsible for M&A and other growth initiatives. From February 2007 until February 2010, Mr. Alford held a similar position with Nova Group Services, Inc. From November 2002 to November 2006, Mr. Alford acted as the exclusive M&A agent in the U.S. for BV. From 1998 to 2002, Mr. Alford served as the Executive Vice President and Secretary and was in charge of strategic growth for U.S. Laboratories. Mr. Alford earned a Bachelor of Arts degree in History from Princeton University and a Master of Business Administration degree from the University of Virginia. Mr. Alford also served as an officer in the U.S. Marine Corps from 1965 until 1968.

Our Board believes that Mr. Alford has invaluable knowledge and experience in leading engineering and consulting companies through early stage development, commercialization, private funding, initial public offering, and sustained profitability and growth, as well as extensive industry mergers and acquisitions experience, which will aid us in the successful implementation and maintenance of our strategic growth plan.

Jeffrey A. Liss.  Mr. Liss has served as a member of our Board since March 26, 2013. Mr. Liss has over 25 years of progressive experience providing technical, trade and consulting services to multi-national inspection and testing companies and governments and has a successful record of generating growth and increasing profitability in highly volatile business environments. Since 2001, Mr. Liss has served as a consultant providing investment and business consulting services relating to strategic planning, business valuation and turnaround environments. From 1988 to 2000, Mr. Liss served as President and Chief Executive Officer of Intertek Testing Services International (“Intertek”), an international company that maintained 36 offices throughout the world. During his tenure at Intertek, Mr. Liss was based both in the U.S. and overseas, and served as a member of the executive board of Intertek’s parent company. Prior to joining Intertek, Mr. Liss served as the Vice President of SGS Government Programs, responsible for administrative centers in the U.S. serving government principals in Latin America and the Caribbean. Mr. Liss also spent six years serving on the board of directors of Brookwood Florida-East, a charitable organization providing residential services to troubled adolescents. Mr. Liss earned a Bachelor of Science degree in Mechanical Engineering and a Master of Science degree in Management from Rensselaer Polytechnic Institute.

Our Board believes that Mr. Liss has significant relevant industry experience working with inspection and testing companies in both the public and private sectors which, combined with his international management experience, brings an exceptional global perspective that will aid our Board in making sound decisions regarding our expansion into international markets.

William D. Pruitt. Mr. Pruitt has served as a member of our Board since March 26, 2013. Mr. Pruitt has served as General Manager of Pruitt Enterprises, LP and President of Pruitt Ventures, Inc. since 2000. Mr. Pruitt served as an independent board member and a member of the audit committee of MAKO Surgical Corp., a developer of robots for knee and hip surgery, from June 2008 until December 2013, when it was sold to Stryker Corp. Mr. Pruitt has also served as an independent board member and chairman of the audit committee of Swisher Hygiene, Inc., a hygiene services company, since January 2011. Mr. Pruitt served as an independent board member of The PBSJ Corporation, an international professional services firm, from 2005 to 2010. Mr. Pruitt served as chairman of the audit committee of KOS Pharmaceuticals, Inc., a fully integrated specialty pharmaceuticals company, from 2004 until its sale in 2006. Mr. Pruitt was also chairman of the audit committee of Adjoined Consulting, Inc., a full-service management consulting firm, from 2000 until it was merged into Kanbay International, a global consulting firm, in 2006. From 1980 to 1999, Mr. Pruitt served as the managing partner for the Florida, Caribbean and Venezuela operations of the independent auditing firm of Arthur Andersen LLP. Mr. Pruitt earned a Bachelor of Business Administration degree from the University of Miami and is a Certified Public Accountant, in good standing.

Our Board believes that Mr. Pruitt’s extensive experience with public and financial accounting matters for corporate organizations, as well as experience as a consultant to and Director of other public companies, provides significant insight and expertise to our Board.

Gerald J. Salontai. Mr. Salontai has served as a member of our Board since March 26, 2013. Mr. Salontai has over 35 years of progressive technical, management and leadership experience in the engineering and construction industry. Mr. Salontai is currently the Chief Executive Officer of Salontai Consulting Group, a management advisory company focused on assisting companies achieve success in the areas of strategy, business management and leadership. From January 1998 until March 2009, Mr. Salontai served as chairman of the board and Chief Executive Officer of The Kleinfelder Group, Inc., a management, planning, engineering, science and construction services consulting company headquartered in San Diego, California. Prior to his time at Kleinfelder, Mr. Salontai held a number of management positions in several firms, including serving as the President and Chief Operating Officer, where his responsibilities included strategy implementation, sales execution, delivery of services, quality, customer satisfaction, and overall profit and loss. Mr. Salontai earned both a Bachelor of Science and Master’s degree in Civil Engineering from Long Beach State University and graduated from the Executive Management Program at the University of California, Berkeley.

Our Board believes that Mr. Salontai’s past experience, including his substantial experience in governance and risk management across a wide range of industries, provides our Board with a keen understanding and a valuable perspective regarding how to achieve lasting success in the areas of engineering and construction related services.

EXECUTIVE OFFICERS

The following sets forth information regarding our non-director executive officers as of the date of this 2014 Proxy Statement. For information regarding Dickerson Wright, our Chief Executive Officer, President and Chairman, and Donald C. Alford, our Executive Vice President and Director, see “Proposal No. 1 — Election of Directors” above.

Name	Age	Position
Richard Tong	45	Executive Vice President and General Counsel
Alexander A. Hockman	56	Executive Vice President
Michael P. Rama	48	Vice President and Chief Financial Officer
MaryJo O’Brien	51	Executive Vice President, Chief Administrative Officer and Secretary

Richard Tong. Mr. Tong has served as our Executive Vice President and General Counsel since September 2011 and as the Executive Vice President and General Counsel of NV5 Global, Inc. since April 2010. Mr. Tong has more than 15 years of experience working in the testing and inspection industry. In his capacity as our Executive Vice President and General Counsel, Mr. Tong devotes a considerable amount of time to acquisitions, strategic planning, corporate compliance and legal matters. From November 2008 through November 2009, Mr. Tong served as the Executive Vice President and General Counsel of Nova Group Services, Inc., an engineering and consulting services company. Mr. Tong also served as the Executive Vice President and General Counsel for BV from January 2003 until November 2008 and headed BV’s Legal, Ethics, Compliance, and Risk Management programs in North America. Mr. Tong earned a Bachelor of Science degree in both Biology and Chemistry and a Juris Doctorate degree from the University of Miami and is a licensed attorney in Florida.

Alexander A. Hockman. Mr. Hockman has served as our Executive Vice President since September 2011 and as the President of NV5 Global, Inc. since February 2010. Mr. Hockman has more than 27 years of diverse experience in the fields of construction inspections, materials testing, geotechnical, environmental, waterfront, construction and building envelope consulting. From March 2003 until March 2010, Mr. Hockman served as the Chief Operating Officer of the Construction Materials Testing Division of BV. From 1985 until its acquisition by BV in 2003, Mr. Hockman served as the President of Intercounty Laboratories. Mr. Hockman earned a Bachelor of Science degree in Civil Engineering from Florida International University and is a licensed engineer in Florida.

Michael P. Rama. Mr. Rama has served as our Vice President and Chief Financial Officer since September 2011 and as the Vice President and Chief Financial Officer of NV5 Global, Inc. since August 2011. Mr. Rama has more than 20 years of experience in construction, development and real estate management. Mr. Rama is responsible for all accounting, finance and treasury functions and our SEC reporting. From October 1997 until August 2011, Mr. Rama held various accounting and finance roles with AV Homes, Inc. (formerly known as Avatar Holdings, Inc.) (NASDAQ: AVHI), including Principal Financial Officer, Chief Accounting Officer, and Controller. Mr. Rama’s experience includes SEC reporting, establishment and maintenance of effective internal controls, capital market transactions, and acquisitions. Mr. Rama earned a Bachelor of Science degree in accounting from the University of Florida and is a Certified Public Accountant.

MaryJo O’Brien. Ms. O’Brien has served as our Executive Vice President, Chief Administrative Officer and Secretary since September 2011 and as the Executive Vice President of Human Resources and Administration of NV5 Global, Inc. since January 2010. Ms. O’Brien has more than 24 years of experience in human resources, administration and the engineering and consulting engineering industry. From March 2008 through November 2009, Ms. O’Brien served as the Director of Human Resources for Nova Group Services, Inc. Prior to March 2008, Ms. O’Brien held various management positions with BV from September 2002 to January 2008. From November 1987 to August 2002, Ms. O’Brien served in similar human resources and administrative capacities for Testing Engineers - San Diego and U.S. Laboratories. Ms. O’Brien earned a Bachelor’s degree in Communications and Business Economics from the University of California at San Diego.

There are no family relationships among any of our current Directors or executive officers.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT
registered public accounting firm

The Audit Committee of our Board has selected Grant Thornton LLP to serve as our independent registered public accounting firm to audit the consolidated financial statements of the Company for the fiscal year ended December 31, 2014. Grant Thornton LLP has acted in such capacity since its appointment in fiscal year 2011. A representative of Grant Thornton LLP is expected to be present at the 2014 Annual Meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

We are asking our stockholders to ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the year ended December 31, 2014. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Grant Thornton LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice.

The affirmative vote of a majority of the shares present and entitled to vote either in person or by proxy at the 2014 Annual Meeting is required for approval of this proposal. Broker non-votes will have no effect on the outcome of this proposal, while abstentions will have the effect of a vote “AGAINST” this proposal.

In the event that our stockholders fail to ratify the selection of Grant Thornton LLP, it will be considered a recommendation to the Board and the Audit Committee to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors after the beginning of the current year, the appointment for 2014 will stand unless the Audit Committee determines there is a reason to make a change. Even if the selection of Grant Thornton LLP as our independent registered public accounting firm is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Our Board unanimously recommends a vote “FOR” the ratification of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2014.

Audit and Non-Audit Fees

The following table sets forth the aggregate fees billed to the Company for the fiscal years ended December 31, 2013 and 2012 by Grant Thornton LLP:

	Year Ended December 31, 2013	Year Ended December 31, 2012
Audit fees (1)	$465,053	$364,307
Audit-related fees (2)	—	—
Tax fees (3)	—	—
All other fees (4)	—	—
Total	$465,053	$364,307

(1)     Audit fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements, the review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Grant Thornton LLP in connection with statutory and regulatory filings or engagements, consultations in connection with acquisitions and issuances of auditor consents and comfort letters in connection with SEC registration statements and related SEC registered and non-registered securities offerings.

(2)     Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

(3)     Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance, acquisitions and international tax planning.

(4)     All other fees consist of fees for products and services other than the services reported above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Since our Audit Committee was not formed until March 26, 2013, the Audit Committee did not pre-approve all of the foregoing services for fiscal year 2013, although any services rendered prior to the formation of our Audit Committee were pre-approved by our Board. Since the formation of our Audit Committee, the Audit Committee has pre-approved all auditing services and permitted non-audit services performed for us by Grant Thornton LLP in 2013, including the fees and terms thereof (subject to the de minimus exceptions for non-audit services described in the Exchange Act which are approved by the Audit Committee prior to the completion of the audit).

The Audit Committee has determined that all services performed by Grant Thornton LLP are compatible with maintaining the independence of Grant Thornton LLP. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may form and delegate authority to subcommittees of the Audit Committee, consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval process.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee currently consists of three Directors, each of whom, in the judgment of the Board, is an “independent director” as defined in the Nasdaq Listing Rules. The Audit Committee acts pursuant to a written charter that has been adopted by the Board. A copy of the charter is available on the Company’s website at www.nv5.com on the “Investors — Corporate Governance” page.

As described more fully in its charter, the purpose of the Audit Committee is to:

●	oversee the Company’s relationship with its independent auditors, including appointing or changing the Company’s independent auditors and ensuring their independence;

●	oversee the Company’s accounting and financial reporting processes, the Company’s systems of internal control and audits of the Company’s financial statements; and

●	approve in advance the engagement of the independent registered public accounting firm for all audit and non-audit services.

Management is responsible for the preparation, presentation and integrity of our financial statements as well as our financial reporting process, accounting policies, internal accounting controls and disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has:

●	reviewed and discussed the Company’s audited financial statements with management;

●

discussed with Grant Thornton LLP (“Grant Thornton”), the Company’s independent registered public accounting firm, the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standards No. 16, Communications with Audit Committees; and

●

received from Grant Thornton the written disclosures and the letter regarding their communications with the Audit Committee concerning independence as required by the applicable requirements of the PCAOB and discussed with Grant Thornton the auditors’ independence from our Company and management.

In addition, the Audit Committee has met separately with management and Grant Thornton.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2013 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE William D. Pruitt (Chairman) Jeffrey A. Liss Gerald J. Salontai

The foregoing Report of the Audit Committee shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing and shall not otherwise be deemed “filed” under either the Securities Act or the Exchange Act or considered to be “soliciting material.”

EXECUTIVE COMPENSATION

Compensation of Named Executive Officers

Our named executive officers (“Named Executive Officers” or “NEOs”) for fiscal year 2013 are set forth below:

Name	Title

Dickerson Wright	Chief Executive Officer, President and Chairman

Richard Tong	Executive Vice President and General Counsel

Alexander A. Hoffman	Executive Vice President

Donald C. Alford	Executive Vice President

Michael P. Rama	Vice President and Chief Financial Officer

The following table sets forth information concerning the compensation earned during the fiscal years ended December 31, 2013 and 2012 by our Named Executive Officers.

2013 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation ($) (1)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)
Dickerson Wright	2013	$400,000	$-	$82,700	$-	$-	$-	$1,574	$484,274
Chief Executive Officer, President and Chairman	2012	$400,000	$-	$49,987	$-	$-	$-	$-	$449,987

Richard Tong	2013	$230,000	$-	$24,810	$-	$-	$-	$10,789	$265,589
Executive Vice President and General Counsel	2012	$230,000	$20,000	$19,993	$-	$-	$-	$9,600	$279,593

Alexander A. Hockman (4)	2013	$300,577	$50,000	$82,700	$-	$-	$-	$13,574	$446,851
Executive Vice President	2012	$290,385	$100,000	$19,993	$-	$-	$-	$-	$410,378

Donald C. Alford	2013	$240,000	$-	$16,540	$-	$-	$-	$7,200	$263,740
Executive Vice President	2012	$240,000	$-	$-	$-	$-	$-	$7,200	$247,200

Michael P. Rama (5)	2013	$190,769	$10,000	$33,080	$-	$-	$-	$-	$233,849
Vice President and Chief Financial Officer	2012	$178,077	$-	$2,502	$-	$-	$-	$-	$180,579

_____________

(1)

Performance-based bonuses are generally paid under our Bonus Plan and reported as Non-Equity Incentive Plan Compensation. Except as otherwise noted, amounts reported as Bonus represent discretionary bonuses awarded by the Compensation Committee in addition to the amount (if any) earned under the Bonus Plan.

(2)

Represents restricted stock awards granted in July 2013 and April 2012 pursuant to our 2011 Equity Plan. The aggregate grant date fair value of such awards were computed in accordance with Financial Accounting Standards Board ASC Topic 718, Stock Compensation (ASC Topic 718), and do not take into account estimated forfeitures related to service-based vesting conditions, if any. The valuation assumptions used in calculating these values are discussed in Note 14 of the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC. These amounts do not represent actual amounts paid or to be realized. Amounts shown are not necessarily indicative of values to be achieved, which may be more or less than the amounts shown as awards are subject to time-based vesting.

(3)

Except as otherwise indicated, consists of matching contributions to the Company’s 401(k) plan, which may be subject to forfeiture. Also includes the value of car allowance payments made by us to each of Messrs. Tong and Alford.

(4)	Mr. Hockman’s annual base salary was increased to $300,000 effective March 4, 2012.

(5)	Mr. Rama’s annual base salary was increased to $200,000 effective June 9, 2013.

For a discussion of the material terms of each NEO’s employment agreement, see the “Executive Employment Agreements” section below.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to the value of all outstanding equity awards previously awarded to our NEOs as of December 31, 2013.

Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options Exercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date ($)	Number of Shares or Units of Stock that Have Not Vested (#) (1)	Market Value of Shares or Units of Stock that Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Dickerson Wright	-	-	-	-	-	16,933	$137,835	-	-

Richard Tong	-	-	-	-	-	68,624	$558,599	-	-

Alexander A. Hockman	-	-	-	-	-	138,474	$1,127,178	-	-

Donald C. Alford	-	-	-	-	-	64,851	$527,887	-	-

Michael P. Rama	-	-	-	-	-	4,346	$35,376	-	-

_______________________

(1)	The grant dates and vesting dates for such unvested shares are as follows:
	Grant Date
	8/1/2010	4/18/2012	7/10/2013	Total No. of Shares
Dickerson Wright	—	6,933	10,000	16,933
Richard Tong	62,851	2,773	3,000	68,624
Alexander A. Hockman	125,701	2,773	10,000	138,474
Donald C. Alford	62,851	—	2,000	64,851
Michael P. Rama	—	346	4,000	4,346

Vesting Date	8/1/2015	4/18/2015	7/10/2016
	(five-year cliff vesting)	(three-year cliff vesting)	(three-year cliff vesting)

(2)	Calculated by multiplying the number of restricted shares of common stock held by $8.14, which is the quoted market price per share of our common stock as of December 31, 2013.

Executive Employment Agreements

We have written employment agreements with each of our NEOs that provide for, among other things, the payment of base salary, reimbursement of certain costs and expenses, and for each NEO’s participation in our bonus plan and employee benefit plans.

We entered into employment agreements with Donald Alford effective August 1, 2010, Richard Tong and Alexander Hockman effective October 1, 2010, Dickerson Wright effective April 11, 2011, and Michael Rama effective January 25, 2012 that govern the terms of their respective service with us. Mr. Wright’s employment agreement provides for an initial term of five years with automatic successive two-year renewal terms, unless earlier terminated in accordance with the terms of such employment agreement. The employment agreements with each of our other NEOs provide for a term of employment commencing on the date of the agreement and continuing until we or the respective NEO provide 30 days written notice of termination to the other party, upon termination by us for Cause (as defined in each NEOs respective employment agreement), or upon the executive’s death or Disability (as defined in each NEOs respective employment agreement).

Except with respect to certain items of compensation, as described below, the terms of each agreement are similar in all material respects.

The employment agreement with Mr. Wright provides for an annual base salary of $400,000, subject to annual review by our Board and subject to an annual increase equal to the greater of a Consumer Price Index adjustment or 5%. The employment agreement with Mr. Wright entitles him to receive up to a 75% performance bonus based on criteria established by our Board and to receive reimbursement of all reasonable expenses incurred in connection with our business.

The other NEO employment agreements provide for an annual base salary of $240,000 for Mr. Alford, $200,000 for each of Messrs. Tong and Hockman, and $180,000 for Mr. Rama, subject to annual review by our Board. Mr. Tong’s annual base salary was increased by our Board to $230,000 effective October 3, 2011. Mr. Hockman’s annual base salary was increased by our Board to $250,000 effective February 1, 2011 and to $300,000 effective March 4, 2012. Mr. Rama’s annual base salary was increased to $200,000 effective June 9, 2013. Mr. Alford’s agreement entitles him to receive up to a 75% performance bonus based on criteria established upon employment and to receive reimbursement of all reasonable and necessary expenses incurred in connection with our business. Mr. Alfold’s employment agreement also entitles him to a $600 per month auto allowance. Messrs. Tong’s, Hockman’s, and Rama’s respective employment agreements entitle such executive to receive up to a 50% performance bonus based on criteria established upon employment and to receive reimbursement of expenses incurred in connection with our business in an amount not to exceed on an annual basis 10% of such executive’s annual base salary.

On March 18, 2011, we entered into an amendment to each of Messrs. Tong’s and Hockman’s employment agreements providing that in the event of a Change in Control (as defined below), during the term of such executive’s employment we are obligated to pay such executive a single lump sum payment, within 30 days of the termination of such executive’s employment, equal to such executive’s annual base salary for two years, plus any unused vacation pay and the value of the annual fringe benefits for the year immediately preceding the year in which such executive’s employment terminates, plus the value of the portion of such executive’s benefits under any savings, pension or profit sharing plans that are forfeited under those plans by reason of the termination of such executive’s employment. Further, if a Change in Control occurs during such executive’s employment, then such executive’s equity awards, if any, shall immediately vest, notwithstanding any other provision in such respective equity award agreement to the contrary. A “Change in Control” means approval by our stockholders of (1)(a) a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were our stockholders immediately prior to such transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of Directors of the reorganized, merged or consolidated company’s then outstanding voting securities, in substantially the same proportions as their ownership immediately prior to such transaction, (b) our liquidation or dissolution, or (c) the sale of all or substantially all of our assets (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned); or (2) the acquisition in a transaction or series or transactions by any person, entity or “group”, within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of more than 50% of either the then outstanding shares of common stock or the combined voting power of our then outstanding voting securities entitled to vote generally in the election of Directors (a “Controlling Interest”), excluding any acquisitions by (a) us or our subsidiaries, (b) any person, entity or “group” that as of the date of the amendments to the employment agreements owns beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act of a Controlling Interest, or (c) any employee benefit plan of ours or our subsidiaries.

Each employment agreement entitles the NEO to receive customary and usual fringe benefits generally available to our executive officers, and to be reimbursed for reasonable out-of-pocket business expenses. Pursuant to Mr. Wright’s employment agreement, we have also agreed to pay monthly management fees of $5,500 to a non-related third party, Chatham Enterprises, LLC, relating to an aircraft in which Mr. Wright has an ownership interest.

Except as described below with respect to Mr. Wright’s employment agreement, the employment agreements prohibit the NEOs from engaging in any work that creates an actual conflict of interest with us, and include customary confidentiality, non-competition and non-solicitation covenants that prohibit such executives, during their employment with us and for 12 months thereafter, from (1) using or disclosing any confidential proprietary information of our Company, (2) engaging in any manner, or sharing in the earnings of or investing in, any person or entity engaged in any business that is in the same line of business as us, (3) soliciting our current customers with whom such executive has contact on our behalf during the two years immediately preceding such executive’s termination, (4) inducing or attempting to induce any of our employees to leave our employ, and (5) interfering with the business of our company by way of disrupting our relationships with customers, agents, representatives or vendors. Mr. Wright’s employment agreement provides that (a) the foregoing non-competition covenant does not apply following the termination of employment if his employment is terminated without Cause or for Good Reason (each as defined below), (b) the foregoing non-solicitation of employees covenant applies with respect to any current employee or any former employee who was employed by us within the prior six months, and (c) the foregoing non-solicitation of customers covenant applies to all actual or targeted prospective clients of ours to the extent solicited on behalf of any person or entity in connection with any business competitive with our business. As consideration and compensation to each NEO for, and subject to such NEO’s adherence to the above covenants and limitations, we have agreed that during the one-year non-competition period following each such NEO’s termination to continue to pay each such NEO’ base salary in the same manner as if such executive continued to be employed by us.

Unless otherwise noted above, upon termination of employment under the employments agreements, we are only required to pay the terminated NEO such portions of his respective annual base salary that have accrued and remain unpaid through the effective date of such NEO’s termination, and we have no further obligation whatsoever to such NEO other than reimbursement of previously incurred expenses which are appropriately reimbursable under our expense reimbursement policy; provided, however, that in the event of termination of employment due to the death of an NEO, we will continue to pay to such NEO’s estate such NEO’s annual base salary for the period through the end of the calendar month in which such death occurs.

In the event of a merger or consolidation of our Company with another corporation or entity, or if substantially all of our assets are sold or otherwise transferred to another corporation or entity, the provisions of the employment agreements will be binding upon and inure to the benefit of the continuing or surviving corporation.

Change in Control Provisions, Severance Benefits and Employment Agreements

We have not adopted a Company-wide severance policy. With the exception of Mr. Wright’s employment agreement, which provides for an initial term of five years and automatic successive renewal terms as described above, all of our NEOs are considered at-will and their employment can be terminated by either us or the employee upon 30 days written notice. While certain NEOs’ employment agreements contain provisions related to payments due to such NEO upon a Change in Control of our Company, with the exception of Mr. Wright’s employment agreement and the payments to each of the other NEOs during the one-year non-competition period, none of our employment agreements provide for post-termination benefits unrelated to a Change in Control.

The following table sets forth information with respect to the value of payments or vesting acceleration, as applicable, such NEO would be entitled to receive assuming a qualifying termination or Change in Control, as applicable, as of December 31, 2013.

Name and Principal Position	Severance Amount ($)		Early Vesting of Stock Options ($)	Early Vesting of Restricted Stock ($) (1)		Continuation of Benefits ($)	Unused Vacation ($)	Total ($)
Dickerson Wright	$909,589	(2)	-	$137,835	(3)	$21,973	$67,004	$1,136,401
Richard Tong	$460,000		-	$558,599	(4)	$20,252	$20,866	$1,059,717
Alexander A. Hockman	$600,000		-	$1,127,178	(5)	$21,907	$30,622	$1,779,707
Donald C. Alford	$480,000		-	$527,887	(6)	$611	$22,495	$1,030,993
Michael P. Rama	$-		-	$35,376	(7)	$-	$15,928	$51,304

_______________________

(1)	Calculated by multiplying early vesting of restricted shares by $8.14, which is the closing price per share of our common stock on December 31, 2013.
(2)

In accordance with Mr. Wright’s employment agreement, severance upon termination without Cause, resignation for Good Reason, death or disability will be paid for the longer of (i) the remainder of his employment term or (ii) twelve months.

(3)	Reflects vesting of 16,933 restricted shares of our common stock.
(4)	Reflects vesting of 68,624 restricted shares of our common stock.
(5)	Reflects vesting of 138,474 restricted shares of our common stock.
(6)	Reflects vesting of 64,851 restricted shares of our common stock.
(7)	Reflects vesting of 4,346 restricted shares of our common stock.

Payments made under Mr. Wright’s Employment Agreement

The following discussion applies exclusively to Mr. Wright, our Chairman, Chief Executive Officer, and President.

Upon termination for Cause or resignation without Good Reason. In the event Mr. Wright is terminated for Cause or resigns his employment without Good Reason, we are required pursuant to Mr. Wright’s employment agreement to:

●	pay Mr. Wright any unpaid base salary earned through the date of termination or resignation; and

●	reimburse Mr. Wright for reasonable business expenses incurred prior to the date of termination or resignation.

Under Mr. Wright’s employment agreement “Cause” is defined as (1) an action or omission of Mr. Wright which constitutes a willful and material breach of, or failure or refusal (other than by reason of disability) to perform his duties under his employment agreement, which is not cured within 15 days after notice thereof, (2) fraud, embezzlement, misappropriation of funds or breach of trust in connection with his services under Mr. Wright’s employment agreement or (3) conviction of a felony.

Under Mr. Wright’s employment agreement, “Good Reason” is defined to include (1) the assignment to the executive of any duties or responsibilities inconsistent in any respect with the executive’s position or a similar position in our company or one of our subsidiaries, or any other action by us, which results in a material diminution in such position, authority, duties or responsibilities, (2) any failure by us to comply with certain provisions of Mr. Wright’s employment agreement, (3) a material breach by us of our obligations to Mr. Wright under his employment agreement (which have not been cured within 30 days after notice of such breach from the executive), and (4) our requiring Mr. Wright to be based at any office or location outside of the area for which he was originally hired to work, except where such change in work location does not represent a material change in the geographic location at which Mr. Wright is required to provide services.

Upon termination without Cause, resignation for Good Reason, death or disability. In the event Mr. Wright is terminated without Cause, resigns his employment for Good Reason, dies or becomes disabled, we are required pursuant to Mr. Wright’s employment agreement to:

●	continue to pay Mr. Wright’s base salary for the longer of (1) the remainder of his employment term or (2) twelve months;

●

continue to allow Mr. Wright to participate in all benefit plans offered by us to our executives for a period of twelve months from the date of termination or resignation or, if participation in any such plan is not possible, pay the Mr. Wright (or his estate, as applicable) cash equal to the value of the benefit that otherwise would have accrued for the executive’s benefit under such plan for the period during which such benefits could not be provided under the plan;

●	reimburse Mr. Wright for reasonable business expenses incurred prior to the date of termination or resignation; and

●	pay Mr. Wright (or his estate, as applicable) for any unused vacation days within 30 days of the date of termination or resignation.

Upon Mr. Wright’s termination without Cause, Mr. Wright’s stock options shall immediately vest, notwithstanding any provisions of such stock option agreements to the contrary.

Payments made upon termination following a Change in Control. In the event that following a Change in Control (as defined below), Mr. Wright is terminated without Cause or resigns for Good Reason within one year of the event causing the Change in Control, we are required pursuant to Mr. Wright’s employment agreement to:

●	pay Mr. Wright any unpaid base salary earned through the date of termination or resignation,

●

pay Mr. Wright a single lump sum payment of: the value of his base salary for the longer of (1) the remainder of his employment term or (2) twelve months, the value of annual fringe benefits paid to him in the year preceding the year of termination, the value of any unused vacation days and the value of the portion of his benefits under any deferred compensation plan which are forfeited for reason of the termination, and

●	reimburse Mr. Wright for reasonable business expenses incurred prior to the date of termination or resignation.

A “Change in Control” will be deemed to occur pursuant to Mr. Wright’s employment agreement in the event the stockholders of our Company approve (1) the sale of substantially all of our assets, (2) our liquidation or dissolution or (3) a merger or other similar transaction which would result in our stockholders prior to the transaction owning 50% or less of the combined voting power of the merged entity immediately following the transaction. In addition, with certain exceptions, a Change in Control will be deemed to occur upon any person or group’s acquisition of more than 50% of our outstanding shares of common stock or voting power.

Under the provisions of Mr. Wright’s employment agreement, if a Change in Control occurs during his term of employment, any stock options held by Mr. Wright shall immediately vest, notwithstanding any provisions of such stock option agreements to the contrary.

Compensation of Directors

2013 Director Compensation

The following table sets forth information concerning the compensation earned during fiscal year 2013 by each individual who served as a non-employee Director at any time during the fiscal year 2013:

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jeffrey A. Liss	$32,000	$19,994	–	–	–	–	$51,994
William D. Pruitt	$32,000	$19,994	–	–	–	–	$51,994
Gerald J. Salontai	$32,000	$19,994	–	–	–	–	$51,994

_______________________

(1)	Reflects pro-rated annual Board cash retainer of $30,000 plus meeting fees for in-person and telephonic Board and Board committee meetings held during fiscal year 2013.
(2)

Reflects grant date value of 2,836 restricted stock units granted on May 20, 2013 to each such Director, which each vest on June 6, 2014 but are not issuable to each such Director until the earlier of (i) such Director’s separation from service to the Company, (ii) immediately prior to consummation of a Change of Control (as defined in the Restricted Stock Units Agreement, dated May 20, 2013, between the Company and each such Director), or (iii) May 20, 2016.

We pay our non-employee Directors an annual cash retainer of $30,000 for their Board service, payable in quarterly cash installments, and a per meeting fee of $1,000 for each in-person meeting of the Board attended and $500 for each video or telephonic meeting attended. Each non-employee Director may elect once a year to receive stock in lieu of the cash retainer. In addition, each non-employee Director receives, upon his or her initial appointment to our Board and each subsequent election to serve an additional one-year term, an equity award under our 2011 Equity Plan valued at $20,000 on the date of grant. Such equity awards are subject to a one-year vesting requirement and are made by our Board within one week of each such appointment or election. We reimburse all of our Directors for reasonable expenses incurred to attend our Board and Board committee meetings.

Equity Compensation Plan Information

We currently maintain one compensation plan, the 2011 Equity Plan, that provides for the issuance of our common stock to officers and other employees, Directors and consultants, which has been approved by our stockholders. As of December 31, 2013, 453,416 shares of common stock are authorized and reserved for future issuance under the 2011 Equity Plan. The shares available are not reduced by awards settled in cash or by shares withheld to satisfy tax withholding obligations. Only the net number of shares issued upon the exercise of stock appreciation rights or options exercised by means of a net exercise or by tender of previously owned shares are deducted from the shares available under the 2011 Equity Plan.

The following table sets forth information regarding outstanding rights and shares reserved for future issuance under the 2011 Equity Plan as of December 31, 2013:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)
Equity compensation plans approved by stockholders	8,508 (1)	— (2)	453,416 (3)

Equity compensation plans not approved by stockholders	None (4)	—	None

Total	8,508	—	453,416
(1)

Consists of shares that may be issued under restricted stock unit awards under the 2011 Equity Plan. The Company also has 128,440 shares of unvested restricted common stock outstanding, which are not included in column (a).

(2)	The weighted average exercise price does not take into account the shares issuable for no consideration upon the vesting and delivery of outstanding restricted stock unit awards.

(3)

The number of shares of our common stock authorized and reserved for issuance under the 2011 Equity Plan automatically increases on each January 1 from 2014 through 2023, by an amount equal to the smaller of (i) 3.5% of the number of shares issued and outstanding on the immediately preceding December 31, or (ii) an amount determined by our Board.

(4)	The Company also has 377,104 shares of unvested restricted common stock outstanding pursuant to individual restricted stock award agreements, which are not included in column (a).

CERTAIN RELATIONSHIPS AND related transactions

The Company has a written policy with respect to transactions involving related persons, the Policies and Procedures with Respect to Transactions with Related Persons. Pursuant to such policy, our executive officers, Directors and principal stockholders, including their immediate family members and affiliates, are not permitted to enter into a related person transaction with us (as described below) without the prior consent of our Audit Committee. Any request for us to enter into a transaction with an executive officer, Director, principal stockholder or any of such persons’ immediate family members or affiliates, in which the amount involved exceeds $120,000, must first be presented to our Audit Committee for review, consideration and approval. All of our Directors and executive officers are required to report to our General Counsel or Chairman of the Audit Committee any such related person transaction. In approving or rejecting the proposed agreement, our Audit Committee considers the facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a Director’s independence. Our Audit Committee approves only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests and the best interests of our stockholders, as our Audit Committee determines in the good faith exercise of its discretion. Under the policy, if we discover related person transactions that have not been approved, the Audit Committee will be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction.

We have entered into indemnification agreements with our officers and Directors containing provisions that require us, among other things, to indemnify our officers and Directors against certain liabilities that may arise by reason of their status or service as officers or Directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Mr. Dickerson Wright, our Chief Executive Officer, President and Chairman, and the Wright Family Trust dated December 12, 1990, of which Mr. Wright is the trustee, provided guarantees to our lender in connection with our (1) two previous credit facilities totaling $4.0 million, which were terminated on January 31, 2014 (the “Line Facilities”), and (2) note payable due in monthly principal installments of $46,000, with a lump sum of the remaining principal balance outstanding due at the maturity date of February 1, 2015 (the “Term Loan”). As of January 31, 2014 and December 31, 2013 and 2012, the outstanding balance on each of the Line Facilities was $0, $0 and $2.0 million, respectively. As of December 31, 2013 and 2012, we had an outstanding balance of $1.1 million and $1.7 million, respectively, in connection with the Term Loan. Mr. Wright also provided a guarantee to our lender in connection with the new Business Loan Agreement that we entered into on January 31, 2014, which provides for a two-year, $8 million revolving credit facility with a maturity date of January 31, 2016 (the “Credit Facility”). As of January 31, 2014, the outstanding balance on the Credit Facility was $0.

Messrs. Wright, Tong, Hockman, Alford and Rama and our other interested Directors, officers, employees and other individuals associated with us and members of their families purchased an aggregate of approximately $2 million of units, consisting of one share of our common stock and one warrant to purchase one share of our common stock, in our initial public offering in March 2013.

Except as described in the previous paragraphs and except for the compensation arrangements and other arrangements described in “Executive Compensation” elsewhere in this 2014 Proxy Statement, there were no transactions during our fiscal year ended December 31, 2013 and 2012, and there is not currently proposed any transaction or series of similar transactions to which we were or will be a party, in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average of the Company’s total assets at year end for the past two fiscal years in which any Director, any executive officer, any holder of 5% or more of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

security ownership of certain beneficial owners and Management

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of the Record Date by (i) each stockholder who is known by us to beneficially own more than 5% of our common stock, (ii) each of our Directors and Director-nominees, (iii) each of our Named Executive Officers listed in the “2013 Summary Compensation Table” included elsewhere in this 2014 Proxy Statement, and (iv) all of our Directors and executive officers as a group.

The information in the following table has been presented in accordance with the rules of SEC. Under such rules, beneficial ownership of a class of capital stock includes any shares of common stock of such class as to which a person, directly or indirectly, has or shares voting power or investment power and also any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise of any stock option, warrant, or other right. If two or more persons share voting power or investment power with respect to specific securities, each such person is deemed to be the beneficial owner of such securities. Except as otherwise indicated, the address of each of the individuals and entities named below is 200 South Park Road, Suite 350, Hollywood, Florida 33021.

	Beneficially Owned (1)
	Amount and Nature of Beneficial Ownership (2)	Percent of Class (3)
5% Stockholders:
First Wilshire Securities Management, Inc. (4)	735,366	12.9%
Pinnacle Family Office Investments, L.P. and Barry M. Kitt (5)	321,396	5.7%
Directors and Executive Officers:
Jeffrey A. Liss (6)	20,000	*
William D. Pruitt (7)	16,000	*
Gerald J. Salontai (8)	20,000	*
Dickerson Wright (9)	2,178,127	38.3%
Richard Tong (10)	99,586	1.7%
Alexander A. Hockman (11)	224,821	3.9%
Donald C. Alford (12)	78,253	1.4%
Michael P. Rama (13)	23,643	*
All Directors and executive officers as a group (9 persons) (14)	2,774,109	47.1%

___________________

*	Less than 1%.

(1)

Except as otherwise indicated, the persons named in the above table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the following footnotes to this table.

(2)	Under the rules of the SEC, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of options or warrants.

(3)

Calculated on the basis of 5,683,651 shares of common stock outstanding as of the Record Date. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days after such date, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days after such date. Consequently, the denominator for calculating beneficial ownership percentages may be different for each beneficial owner.

(4)

Based on a Schedule 13G filed by First Wilshire Securities Management, Inc. with the SEC on February 18, 2014. The address for First Wilshire Securities Management, Inc. is 1214 East Green Street, Suite 104, Pasadena, California 91106. First Wilshire Securities Management, Inc. has sole voting power with respect to 16,600 shares and sole dispositive power with respect to 735,366 shares.

(5)

Based on a Schedule 13G/A filed by Pinnacle Family Office Investments, L.P. (“Pinnacle”) and Barry M. Kitt, as joint filers (collectively, the “Reporting Persons”), with the SEC on January 28, 2014. The address for the Reporting Persons is 4965 Preston Park Boulevard, Suite 240, Plano, Texas 75093. The Reporting Persons have entered into a Joint Filing Agreement, pursuant to which the Reporting Persons have agreed to file the Schedule 13G/A jointly in accordance with the provisions of Rule 13d-1(k) of the Exchange Act. The Schedule 13G/A was filed on behalf of Pinnacle and Barry M. Kitt. Pinnacle Family Office, LLC (“Pinnacle Family”) is the general partner of Pinnacle. Mr. Kitt is the manager of Pinnacle Family. Mr. Kitt may be deemed to be the beneficial owner of the shares of our common stock beneficially owned by Pinnacle. Mr. Kitt expressly disclaims beneficial ownership of all shares of our common stock beneficially owned by Pinnacle. The Reporting Persons have sole voting power with respect to 321,396 shares and sole dispositive power with respect to 321,396 shares.

(6)

Includes: (i) 12,000 shares of our common stock and (ii) 8,000 shares of our common stock subject to immediately exercisable warrants, each held by the Nancy J. Liss Revocable Trust, dated 12/14/1999, of which Mr. Liss is a trustee. Mr. Liss disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Excludes 2,836 shares of our common stock, subject to a Restricted Stock Units Agreement dated May 20, 2013, whereby such restricted stock units will vest in full on June 6, 2014 (subject to Mr. Liss’s continued service as a Director as of such date) but will not be issuable to Mr. Liss until the earlier of (x) his separation from service as a Director, (y) immediately prior to consummation of a Change of Control (as defined in the Restricted Stock Units Agreement), or (z) May 20, 2016.

(7)

Includes 16,000 shares of our common stock held by Pruitt Enterprises, LP. Mr. Pruitt is the President of Pruitt Ventures, Inc., which is the general partner of Pruitt Enterprises, LP and has voting and dispositive power with respect to these shares. Mr. Pruitt disclaims beneficial ownership except to the extent of any indirect pecuniary interest therein. Excludes 2,836 shares of our common stock, subject to a Restricted Stock Units Agreement dated May 20, 2013, whereby such restricted stock units will vest in full on June 6, 2014 (subject to Mr. Pruitt’s continued service as a Director as of such date) but will not be issuable to Mr. Pruitt until the earlier of (x) his separation from service as a Director, (y) immediately prior to consummation of a Change of Control (as defined in the Restricted Stock Units Agreement), or (z) May 20, 2016.

(8)

Includes 2,500 shares of our common stock held by Mr. Salontai’s spouse, as to which he disclaims beneficial ownership. Excludes 2,836 shares of our common stock, subject to a Restricted Stock Units Agreement dated May 20, 2013, whereby such restricted stock units will vest in full on June 6, 2014 (subject to Mr. Salontai’s continued service as a Director as of such date) but will not be issuable to Mr. Salontai until the earlier of (x) his separation from service as a Director, (y) immediately prior to consummation of a Change of Control (as defined in the Restricted Stock Units Agreement), or (z) May 20, 2016.

(9)

Includes: (i) 555,477 shares of our common stock held by the Wright Family Trust dated December 12, 1990, (ii) 318,495 shares of our common stock held by the Katherine Wright 2010 GRAT dated June 28, 2010, (iii) 318,495 shares of our common stock held by the Dickerson Wright 2010 GRAT dated June 28, 2010, (iv) 492,830 shares of our common stock held by the Katherine Wright 2012 GRAT dated November 9, 2012, and (v) 492,830 shares of our common stock held by the Dickerson Wright 2012 GRAT dated November 9, 2012, each of which Dickerson Wright is a trustee, and of which include 16,933 shares of restricted stock which are forfeitable until vested.

(10)	Includes: (i) 68,624 shares of restricted stock which are forfeitable until vested and (ii) 11,500 shares of our common stock subject to immediately exercisable warrants.

(11)	Includes: (i) 138,474 shares of restricted stock which are forfeitable until vested and (ii) 35,000 shares of our common stock subject to immediately exercisable warrants.

(12)

Includes: (i) 64,851 shares of restricted stock which are forfeitable until vested, (ii) 5,000 shares of our common stock held by Mr. Alford’s spouse’s IRA, of which Mr. Alford disclaims beneficial ownership, and (iii) 1,000 shares of our common stock held by Mr. Alford’s spouse’s IRA subject to immediately exercisable warrants, of which Mr. Alford disclaims beneficial ownership.

(13)	Includes: (i) 4,346 shares of restricted stock which are forfeitable until vested and (ii) 3,000 shares of our common stock subject to immediately exercisable warrants.

(14)	See footnotes 6 through 13 above. Also includes 83,679 shares of our common stock beneficially owned by MaryJo O’Brien, our Executive Vice President, Chief Administrative Officer and Secretary.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and Directors and persons who beneficially own more than 10% of our common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.

Based solely on our review of such forms furnished to us, and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, Directors and greater-than-10% stockholders during the fiscal year ended December 31, 2014 were satisfied, except that Mr. Liss filed one late report with respect to one transaction.

STOCKHOLDER PROPOSALS OR NOMINATIONS
TO BE PRESENTED AT NEXT ANNUAL MEETING

Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in our proxy statement for the 2015 annual meeting of stockholders (the “2015 Annual Meeting”). These stockholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), to the Corporate Secretary at our principal executive offices no later than the close of business on December 26, 2014 (120 days prior to the anniversary of this year’s mailing date). Failure to deliver a proposal in accordance with these procedures may result in it not being deemed timely received.

Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement. Our Governance Committee reviews all stockholder proposals and makes recommendations to the Board for actions on such proposals. For information on qualifications of Director nominees considered by our Governance committee, see the “Corporate Governance” section of this 2014 Proxy Statement.

In addition, our Bylaws provide that any stockholder intending to nominate a candidate for election to the Board or to propose any business at the 2015 Annual Meeting, other than non-binding proposals presented pursuant to Rule 14a-8 under the Exchange Act, must give notice to the Corporate Secretary at our principal executive offices, not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the first anniversary of the date of the preceding year’s annual meeting as first specified in the notice of meeting (without regard to any postponements or adjournments of such meeting after the notice was first given). The notice must include the information specified in our Bylaws, including information concerning the nominee or proposal, as the case may be, and information concerning the proposing or nominating stockholder’s ownership of and agreements related to our stock. If the 2015 Annual Meeting is held more than 30 days before or after the first anniversary of the date of the 2014 Annual Meeting, the stockholder must submit notice of any such nomination and of any such proposal that is not made pursuant to Rule 14a-8 by the later of the 90th day prior to the 2015 Annual Meeting or the 10th day following the date on which public announcement of the date of such meeting is first made. We will not entertain any proposals or nominations at the meeting that do not meet the requirements set forth in our Bylaws. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting under proxies that we solicit to vote in accordance with our best judgment on any stockholder proposal or nomination. Our Bylaws are posted on the “Investors — Corporate Governance” page of our website at www.nv5.com. To make a submission or request a copy of our Bylaws, stockholders should contact our Corporate Secretary. We strongly encourage stockholders to seek advice from knowledgeable counsel before submitting a proposal or a nomination.

TRANSACTION OF OTHER BUSINESS

At the date of this 2014 Proxy Statement, the Board knows of no other business that will be conducted at the 2014 Annual Meeting other than as described in this 2014 Proxy Statement. If any other matter or matters are properly brought before the meeting or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy on such matters in accordance with their best judgment.

Stockholders Sharing the Same Last Name and Address

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding the Company’s stock but sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our proxy materials and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our proxy materials mailed to you, please submit a request to our Corporate Secretary, and we will promptly send you what you have requested. However, please note that if you want to receive a paper proxy or voting instruction form or other proxy materials for purposes of this year’s 2014 Annual Meeting, you should follow the instructions included in the proxy materials that were sent to you. You can also contact our Corporate Secretary at (954) 495-2112 if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K
AND 2013 ANNUAL REPORT TO STOCKHOLDERS

The Company is required to provide a copy of the 2013 Annual Report to stockholders who receive this 2014 Proxy Statement. The Company will also provide copies of the 2013 Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Additional copies of the 2013 Annual Report, along with copies of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (not including documents incorporated by reference) are available, without charge, to stockholders upon written request to the Company as follows:

NV5 Holdings, Inc.

Attention: Corporate Secretary

200 South Park Road, Suite 350

Hollywood, Florida 33021

You may view the Company’s filings with the SEC and the proxy materials by visiting the Company’s website at www.nv5.com on the “SEC Filings” and “Annual Reports” sections of the “Investors” page.

By order of the Board of Directors MaryJo O’Brien Corporate Secretary April 25, 2014

REVOCABLE PROXY
NV5 HOLDINGS, INC.

ANNUAL MEETING OF STOCKHOLDERS JUNE 7, 2014

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned stockholder of NV5 Holdings, Inc. a Delaware corporation ("NV5") hereby constitutes and appoints Dickerson Wright and Richard Tong, as the Proxies and Attorneys-in-Fact, of the undersigned with full power of substitution and resubstitution, and hereby authorized then to repesent and to vote, as designated on this ballot, at the Annual Meeting of Stockholders of NV5 to be held at THEhotel at Mandalay Bay, located at 3950 Las Vegas BLVD. South, Las Vegas, Nevada 89119, on June 7, 2014, at 8:00 a.m. local time (the "Annual Meeting"), all of the shares of common stock of NV5 that the undersigned is entitled to vote at the Annual Meeting, or at any adjournment or postponement thereof, on each of the following proposals, all of which are described in the accompanying Proxy Statement of NV5 dated April 25, 2014:

Mark here if you plan to attend the meeting. ☐

Mark here for address change and note below. ☐

____

____

____

IMPORTANT ANNUAL MEETING INFORMATION

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 7, 2014. THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT: **http://www.cfpproxy.com/7725**

FOLD HERE – PLEASE DO NOT DETACH – PLEASE ACT PROMPTLY
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

☒ **PLEASE MARK VOTES AS IN THIS EXAMPLE**

	For	With-hold	For All Except
1. The election of five directors for terms expiring in 2015:	☐	☐	☐

Nominees:
Dickerson Wright, Donald C. Alford, Jeffrey A. Liss, William D. Pruitt and Gerald J. Salontai

INSTRUCTION: To withhold authority to vote for any individual nominee, MARK "For All Except" and write that nominee's name in the space provided below.

____

The undersigned also appoints the Proxies to vote, in their discretion, upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTION IS MADE THE SHARES WILL BE VOTED "FOR" PROPOSALS 1 AND 2 ABOVE.

All Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of the 2014 Annual Meeting of Stockholders and of the accompanying Proxy Statement is hereby acknowledged.

Please be sure to date and sign this proxy card in the box below.

Date

Sign above ______________ Co-holder (if any) sign above

Please sign exactly as your name appears on your Stock Certificate(s). Executors, administrators, trustees, guardians, attorneys and agents should give their full titles.

REV 1

7725